UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2021
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Pure Storage, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-37570		27-1069557
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(IRS Employer Identification No.)

650 Castro Street, Suite 400	Mountain View	California	94041
(Address of Principal Executive Offices)			(Zip Code)

(800) 379-7873
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	PSTG	New York Stock Exchange LLC
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

a)    On December 1, 2021, Mark Garrett, a Class II director, and Anita Sands, a Class III director, both notified Pure Storage, Inc. ("Pure") that they would be resigning from the Board of Directors and for Mr. Garrett, as Chair of the Audit Committee and for Ms. Sands, as Chair of the Compensation Committee and as a member of the Audit Committee. All such resignations will be effective as of December 15, 2021. Both Mr. Garrett and Ms. Sands informed Pure that their decisions to resign as a director was not due to any disagreements with Pure on any matter relating to Pure’s operations, policies or practices.

d)    On December 1, 2021, Pure's Board of Directors increased the size of its board to 12 members and appointed John Murphy to fill this vacancy effective immediately. Mr. Murphy was appointed as a Class I director to serve until Pure's annual meeting of stockholders to be held in 2022.

In accordance with Pure's director compensation policy, Mr. Murphy was granted a restricted stock unit award for 21,529 shares of Pure's Class A common stock. Subject to Mr. Murphy's continued service, 25% of the shares subject to the award will vest on December 20, 2022 and the remaining 75% of the shares subject to the award will vest in 12 substantially equal quarterly installments thereafter. Mr. Murphy was also granted a restricted stock unit award for 6,324 shares of Pure's Class A common stock, which represents a pro-rata amount of the annual equity compensation provided to our directors. The award will vest in full on the day prior to Pure's upcoming annual stockholder meeting, subject to Mr. Murphy's continued service. These equity awards are subject to the terms and conditions of Pure's 2015 Equity Incentive Plan and the related award agreements. Further, Mr. Murphy is entitled to an annual cash retainer for her service in accordance with Pure's director compensation policy.

In connection with his appointment to the Board, Mr. Murphy executed Pure's standard form of indemnity agreement for directors which was filed as Exhibit 10.8 of Pure's Annual Report on Form 10-K (File No. 001-37570) filed with the Securities and Exchange Commission on March 25, 2021.

There is no arrangement or understanding between Mr. Murphy and any other person pursuant to which Mr. Murphy was elected as a director of Pure. There are no family relationship between Mr. Murphy and any director or executive officer of Pure, and, other than as described above, no transaction involving Mr. Murphy that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pure Storage, Inc.
(Registrant)

By:	/s/ Niki Armstrong
Niki Armstrong
General Counsel and Corporate Secretary
December 1, 2021